Exhibit 15.1

JUN HE LAW OFFICES

32/F Shanghai Kerry Centre

1515 Nanjing Road West

Shanghai, 200040

P. R. China

Tel: +86 (21) 5298-5488

Fax: +86 (21) 5298-5492

Date: April 8, 2014

RDA Microelectronics, Inc.

6/F, Building 4, 690 Bibo Road

Pudong District, Shanghai 201203

The People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions “REGULATION” and “RISK FACTORS” included in the Form 20-F, which will be filed by RDA Microelectronics, Inc. on April 8, 2014, with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2013.

Sincerely yours,

/s/ Jun He Law Offices